                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1994                  1993
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations                                            $     27,548         $     55,764
Income taxes
    Federal and foreign                                                            11,819               20,250
    State                                                                           3,262                3,804
                                                                             -------------        -------------
        Total income taxes                                                         15,081               24,054

Interest charges                                                                   96,720              105,816
                                                                             -------------        -------------
Income before income taxes and interest charges                              $    139,349         $    185,634
                                                                             =============        =============

Fixed charges                                                                $    101,214         $    110,400
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.38                 1.68
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1994                 1993
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     89,664         $    100,576
Add portion of rental expense representative of interest factor <F1>               11,550                9,824
                                                                             -------------        -------------
  Total fixed charges                                                        $    101,214         $    110,400

Less interest capitalized per Consolidated Statement of Income                      4,494                4,584
                                                                             -------------        -------------
  Total interest charges                                                     $     96,720         $    105,816
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.
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